Exhibit 99.01

EMULEX ANNOUNCES FISCAL 2015 SECOND QUARTER RESULTS

COSTA MESA, Calif., January 29, 2015 ─ Emulex Corporation (NYSE:ELX), a leader in network connectivity, monitoring and management, today announced earnings results for the second quarter of fiscal 2015 ending December 28, 2014.

Second Quarter Financial Highlights

•	Total revenue of $111 million, above the high end of the initial guidance range, aided by strong sequential and year-on-year growth in Gen 5 (16Gb) Fibre Channel products.

•	Non-GAAP diluted earnings of $0.24, up 14% year-on-year, and GAAP earnings of $0.06 as compared to a prior year loss of $0.05, both above their respective initial guidance range.

•
Non-GAAP operating margin of 18%, up 130 basis points year-on-year and 560 basis points sequentially, with GAAP operating income of $8 million as compared to an operating loss of $2 million in the prior year and operating income of $1 million in the prior quarter.

•	Cash, cash equivalents and investments at the end of the quarter of $185 million.

“The second quarter demonstrated continued progress with initiatives put in place at Emulex over the last 18 months, including the delivery of the broadest set of new Ethernet and Fibre Channel products in the Company’s history, increased focus on execution, and a greater emphasis on fiscal discipline,” commented Jeff Benck, president and CEO, Emulex. “Coupled with healthy demand for our Fibre Channel portfolio and share gains aided by accelerating adoption of our latest Gen 5 Fibre Channel products, we again exceeded the high end of our initial revenue and earnings guidance.”

“We look forward to building on this foundation with the broad slate of OEM wins for our latest 10Gb Ethernet products, designed for the new generation of x86 servers, that will ramp in the market over the next year,” Benck concluded.

FY’15 Q2 Earnings Results
January 29, 2015

Business Outlook

Although actual results may vary depending on a variety of factors, including those listed in the Safe Harbor Statement below and our filings with the SEC, Emulex is forecasting total net revenues in the range of $97 - $103 million for the third quarter. The Company expects third quarter non-GAAP earnings of $0.11 - $0.15 and a GAAP loss of $0.06 - $0.10 per share. GAAP estimates for the third quarter reflect approximately $0.21 per diluted share in expected charges arising primarily from amortization of intangibles, stock-based compensation, royalties, mitigation expenses and license fees associated with the Broadcom patent litigation, the accretion of debt discount on outstanding convertible senior notes, and the tax effects and the impact of our U.S. GAAP tax valuation allowance associated with these items. Reconciliation between GAAP and non-GAAP results is included in the accompanying financial data.

Second Quarter Business Highlights

•	Announced Emulex LightPulse® Gen 5 Fibre Channel target mode support for new DataCore SANsymphony-V10 software-defined storage platform

•	Announced new Emulex Virtual Fabric Adapter 5 (VFA5) technology for new Lenovo Flex System server family, based on the latest Intel Xeon processor E5-2600/1600 v3 product families

•
Network Visibility Products (NVP) Division unveiled NetPod™ application-aware network performance management (AA-NPM) solution based on a combination of Dynatrace Application Performance Management (APM) technology and Emulex Network Performance Management (NPM) capture technology

•	Introduced Emulex ExpressConfig™ for OpenStack to accelerate deployment time, lower operational costs and increase Service Level Agreement attainment

FY’15 Q2 Earnings Results
January 29, 2015

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Operations (unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 28,	December 29,	December 28,	December 29,
	2014	2013	2014	2013
Net revenues	$111,087	$122,996	$214,896	$237,828

Cost of sales:
Cost of goods sold	37,535	42,109	74,151	81,800
Amortization of core and developed technology intangible assets	6,355	6,239	12,709	12,399
Expenses related to the Broadcom patents	2,090	2,358	3,815	3,855
Cost of sales	45,980	50,706	90,675	98,054
Gross profit	65,107	72,290	124,221	139,774

Operating expenses:
Engineering and development	33,680	42,020	67,320	82,431
Selling and marketing	16,090	19,849	32,742	38,941
General and administrative	6,456	10,407	13,545	20,036
Amortization of other intangible assets	576	1,603	1,176	3,207
Total operating expenses	56,802	73,879	114,783	144,615
Operating income (loss)	8,305	(1,589)	9,438	(4,841)

Non-operating (expense) income, net:
Interest income	2	16	3	20
Interest expense	(2,409)	(1,148)	(4,793)	(1,150)
Other (expense) income, net	(27)	(135)	(395)	17
Total non-operating (expense) income, net	(2,434)	(1,267)	(5,185)	(1,113)

Income (loss) before income taxes	5,871	(2,856)	4,253	(5,954)

Income tax provision	1,549	1,171	650	1,714
Net income (loss)	$4,322	$(4,027)	$3,603	$(7,668)

Net income (loss) per share:
Basic	$0.06	$(0.05)	$0.05	$(0.09)
Diluted	$0.06	$(0.05)	$0.05	$(0.09)

Number of shares used in per share computations:
Basic	71,459	86,881	71,250	89,162
Diluted	73,122	86,881	72,920	89,162

FY’15 Q2 Earnings Results
January 29, 2015

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Balance Sheets (unaudited, in thousands)
	December 28,	June 29,
	2014	2014
Assets

Current assets:
Cash and cash equivalents	$184,722	$158,439
Accounts receivable, net	77,235	76,974
Inventories	23,822	25,831
Prepaid income taxes	1,236	2,839
Prepaid expenses and other current assets	15,873	17,190
Deferred income taxes	223	223
Total current assets	303,111	281,496

Property and equipment, net	58,604	59,908
Goodwill and intangible assets, net	342,641	356,526
Other assets	18,030	19,993
Total assets	$722,386	$717,923

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$24,281	$25,762
Accrued and other current liabilities	40,907	42,183
Total current liabilities	65,188	67,945

Convertible senior notes	149,374	146,478
Other liabilities	6,553	6,842
Deferred income taxes	12,543	15,550
Accrued taxes	26,462	26,462
Total liabilities	260,120	263,277

Total stockholders’ equity	462,266	454,646
Total liabilities and equity	$722,386	$717,923

FY’15 Q2 Earnings Results
January 29, 2015

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Statement of Cash Flows (unaudited, in thousands)
	Six Months Ended
	December 28,	December 29,
	2014	2013

Cash flows from operations:
Net income (loss)	$3,603	$(7,668)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,025	25,209
Stock based compensation	6,555	8,316
Deferred income taxes	(3,007)	—
Other reconciling items	3,052	829
Changes in assets and liabilities	3,664	6,848
Net cash provided by operating activities	36,892	33,534

Cash flows from investing activities:
Investment in property and equipment, net	(9,183)	(10,006)
Net cash used in investing activities	(9,183)	(10,006)

Cash flows from financing activities:
Issuance of convertible senior notes	—	175,000
Repurchase of common stock	(1,004)	(100,000)
Other	164	(5,649)
Net cash (used in) provided by financing activities	(840)	69,351

Effect of exchange rates on cash and cash equivalents	(586)	163

Net increase in cash & cash equivalents	26,283	93,042
Opening cash balance	158,439	105,637
Ending cash balance	$184,722	$198,679

FY’15 Q2 Earnings Results
January 29, 2015

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income:

($000s)	Three Months Ended		Six Months Ended
	December 29,	December 28,	December 29,	December 28,
	2014	2013	2014	2013
GAAP net income (loss) as presented above	$4,322	$(4,027)	$3,603	$(7,668)
GAAP earnings (loss) per share as presented above	$0.06	$(0.05)	$0.05	$(0.09)
Shares used in GAAP earnings (loss) per share computations	71,459	86,881	71,250	89,162

Items excluded from GAAP net income (loss) to calculate non-GAAP net income:
Amortization of intangibles:
Cost of sales	$6,355	$6,239	$12,709	$12,399
Amortization of intangibles (operating expense)	576	1,603	1,176	3,207
Total amortization of intangibles	6,931	7,842	13,885	15,606
Stock-based compensation:
Cost of sales	72	147	188	236
Engineering and development	1,246	1,132	2,886	3,036
Selling and marketing	1,122	874	2,228	2,076
General and administrative	584	1,591	1,253	2,968
Total stock-based compensation	3,024	3,744	6,555	8,316
Site closure and other restructuring costs:
Cost of sales	53	277	89	277
Engineering and development	(48)	5,195	(141)	5,195
Selling and marketing	(419)	652	(1,076)	652
General and administrative	(14)	1,246	(33)	1,246
Total site closure and other restructuring costs	(428)	7,370	(1,161)	7,370
Expenses related to the Broadcom patents:
Cost of sales	2,090	2,358	3,815	3,855
Engineering and development	9	806	51	2,322
Selling and marketing	4	76	131	822
General and administrative	(5)	48	—	305
Total expenses related to the Broadcom patents	2,098	3,288	3,997	7,304
Expenses related to the acquisition of Endace:
Selling and marketing	—	—	—	21
General and administrative	—	—	—	352
Total expenses related to the acquisition of Endace	—	—	—	373
Expenses related to class action lawsuit:
General and administrative	164	—	343	—
Total expenses related to class action lawsuit	164	—	343	—
Expense related to IRS NOPA:
General and administrative	52	—	52	—
Total expenses related to IRS NOPA	52	—	52	—
Accretion of debt discount on convertible senior notes	1,640	765	3,253	765
Tax impact of above items and U.S. GAAP tax valuation allowance	26	(636)	(2,236)	(1,331)
Impact on GAAP net income (loss)	$13,507	$22,373	$24,688	$38,403

Non-GAAP net income	$17,829	$18,346	$28,291	$30,735
Non-GAAP diluted earnings per share	$0.24	$0.21	$0.39	$0.34
Diluted shares used in non-GAAP earnings per share computations	73,122	88,578	72,920	91,008

FY’15 Q2 Earnings Results
January 29, 2015

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:
	Three Months Ended		Six Months Ended
($000s)	December 28,	December 29,	December 28,	December 29,
	2014	2013	2014	2013
Revenue	$111,087	$122,996	$214,896	$237,828

GAAP gross margin	65,107	72,290	124,221	139,774
GAAP gross margin %	58.6%	58.8%	57.8%	58.8%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Amortization of intangibles	6,355	6,239	12,709	12,399
Stock-based compensation	72	147	188	236
Site closure and other restructuring costs	53	277	89	277
Expenses related to the Broadcom patents	2,090	2,358	3,815	3,855
Impact on gross margin	8,570	9,021	16,801	16,767

Non-GAAP gross margin	$73,677	$81,311	$141,022	$156,541
Non-GAAP gross margin %	66.3%	66.1%	65.6%	65.8%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:
	Three Months Ended		Six Months Ended
	December 28,	December 29,	December 28,	December 29,
($000s)	2014	2013	2014	2013
GAAP operating expenses, as presented above	$56,802	$73,879	$114,783	$144,615

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Amortization of intangibles	(576)	(1,603)	(1,176)	(3,207)
Stock-based compensation	(2,952)	(3,597)	(6,367)	(8,080)
Site closure and other restructuring costs	481	(7,093)	1,250	(7,093)
Expenses related to the Broadcom patents	(8)	(930)	(182)	(3,449)
Expenses related to the acquisition of Endace	—	—	—	(373)
Expenses related to class action lawsuit	(164)	—	(343)	—
Expenses related to IRS NOPA	(52)	—	(52)	—
Impact on operating expenses	(3,271)	(13,223)	(6,870)	(22,202)
Non-GAAP operating expenses	$53,531	$60,656	$107,913	$122,413

FY’15 Q2 Earnings Results
January 29, 2015

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income:
	Three Months Ended		Six Months Ended
($000s)	December 28,	December 29,	December 28,	December 29,
	2014	2013	2014	2013
GAAP operating income (loss) as presented above	$8,305	$(1,589)	$9,438	$(4,841)

Items excluded from GAAP operating income (loss) to calculate non-GAAP operating income:
Amortization of intangibles	6,931	7,842	13,885	15,606
Stock-based compensation	3,024	3,744	6,555	8,316
Site closure and other restructuring costs	(428)	7,370	(1,161)	7,370
Expenses related to the Broadcom patents	2,098	3,288	3,997	7,304
Expenses related to the acquisition of Endace	—	—	—	373
Expenses related to class action lawsuit	164	—	343	—
Expenses related to IRS NOPA	52	—	52	—
Impact on operating income (loss)	11,841	22,244	23,671	38,969
Non-GAAP operating income	$20,146	$20,655	$33,109	$34,128

Guidance for Three Months Ending March 29, 2015

Non-GAAP diluted earnings per share guidance	$0.11 - $0.15

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP loss per share guidance:
Amortization of intangibles	(0.10)
Stock-based compensation	(0.06)
Expenses related to the Broadcom patents	(0.03)
Accretion of debt discount on convertible senior notes	(0.02)
Tax impact of above items and U.S. GAAP tax valuation allowance	0.00
GAAP loss per share guidance	($0.06 - $0.10)

FY’15 Q2 Earnings Results
January 29, 2015

Net Revenue by Product Lines:
($000s)	Q2 FY 2015 Revenues	% Total Revenues	Q2 FY 2014 Revenues	% Total Revenues	% Change

Network Connectivity Products	$82,729	74%	$87,205	71%	(5)%
Storage Connectivity and Other Products	22,072	20%	26,143	21%	(16)%
Emulex Connectivity Division	104,801	94%	113,348	92%	(8)%
Network Visibility Products	6,286	6%	9,648	8%	(35)%
Total net revenues	$111,087	100%	$122,996	100%	(10)%

Net Revenues by Channel:
($000s)	Q2 FY 2015 Revenues	% Total Revenues	Q2 FY 2014 Revenues	% Total Revenues	% Change

OEM	$93,019	84%	$102,235	83%	(9)%
Distribution	15,070	13%	16,424	13%	(8)%
End-user and other	2,998	3%	4,337	4%	(31)%
Total net revenues	$111,087	100%	$122,996	100%	(10)%

Net Revenues by Territory:
($000s)	Q2 FY 2015 Revenues	% Total Revenues	Q2 FY 2014 Revenues	% Total Revenues	% Change

Asia Pacific	$74,756	67%	$71,169	58%	5%
United States	18,887	17%	34,012	28%	(44)%
Europe, Middle East and Africa	16,441	15%	17,176	14%	(4)%
Rest of world	1,003	1%	639	nm	57%
Total net revenues	$111,087	100%	$122,996	100%	(10)%

FY’15 Q2 Earnings Results
January 29, 2015

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the second fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP net income and diluted earnings per share, (ii) non-GAAP gross margin, (iii) non-GAAP operating expenses, (iv) non-GAAP operating income. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

Site closure and other restructuring costs. We have recognized expenses related to an organizational restructure including closure and consolidation of certain facilities, as well as severance and related costs. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type may be incurred in future periods but are generally infrequent in nature.

Patent litigation damages, license fees and royalties related to the Broadcom patents. We have incurred expenses in the form of damages, sunset period royalties and settlement costs as a result of a judgment in a patent litigation proceeding with Broadcom and the related partial settlement and worldwide license agreement executed on July 3, 2012 (the Release Agreement). We believe that exclusion of these costs of sales expenses related to the Broadcom patents is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature but will continue in future periods.

Dismissal Agreement and mitigation expenses related to the Broadcom patents. Effective March 30, 2014, we have entered into a Dismissal and Standstill Agreement (Dismissal Agreement) agreeing to pay Broadcom, a non-refundable, non-cancelable dismissal and standstill fee of $5 million. We have recognized mitigation expenses related to the Broadcom patents. We believe that exclusion of these operating expenses related to the Broadcom patents is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature but will continue in future periods.

Expenses related to the acquisition of Endace Limited. We have incurred various expenses in connection with our acquisition of Endace Limited including but not limited to legal fees, accounting fees, the mark-up on acquired

FY’15 Q2 Earnings Results
January 29, 2015

inventory, severance costs and realized translation loss. We believe that exclusion of these charges is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as these expenditures do not reflect a continuing cost of operating our current core business. In this regard, we note that expenses of this type relate to the acquisition of an operating business and, as such, are infrequent in nature but may occur in future periods in the event we make a material acquisition.

Expenses related to class action lawsuit. We have incurred expenses related to a class action lawsuit. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Expenses related to IRS NOPA. We have incurred various legal and accounting expenses related to the receipt and our response to the Notice of Proposed Adjustment (NOPA) received from the Internal Revenue Service in March of 2014. We disagree with the IRS’ proposed adjustments and the basis for its positions, and will administratively appeal to the IRS Appeals Office. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature but will continue in future periods until these audits are resolved.

Accretion of debt discount on convertible senior notes. We have accreted debt discount in connection with the convertible senior notes. We believe that exclusion of this expense is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business but will continue in future periods until maturity of the convertible senior notes.

Valuation allowance for U.S. federal and state deferred tax assets. The Company has concluded that it is more likely than not that we will be unable to fully utilize the majority of our U.S. federal and state deferred tax assets. As a result, the Company has previously recorded a valuation allowance against those assets to the extent that they cannot be realized through net operating loss carrybacks to prior tax years.  We believe that eliminating the impact of a discrete adjustment of this nature and its continuing impact on our effective tax rate is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors.  In this regard, we note that adjustments of this type are generally infrequent in nature.

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FY’15 Q2 Earnings Results
January 29, 2015

About Emulex
Emulex provides connectivity, monitoring and management solutions for high-performance networks, delivering provisioning, end-to-end application visibility, optimization and acceleration for the next generation of software-defined, telco and Web-scale data centers. The Company’s I/O connectivity portfolio, which has been designed into server and storage solutions from leading OEMs and ODMs worldwide, enables organizations to manage bandwidth, latency, security and virtualization. The Emulex network visibility portfolio enables global organizations to monitor and improve application and network performance management. Emulex is headquartered in Costa Mesa, Calif. For more information about Emulex (NYSE:ELX) please visit http://www.Emulex.com.

Investor Contact:	Press Contact:
Paul Mansky	Katherine Lane
Vice President, Corporate Development and Investor Relations	Senior Director, Corporate and Marketing Communications
+1 714 885-2888	+1 714 885-3828
paul.mansky@emulex.com	katherine.lane@emulex.com

“Safe Harbor” Statement
"Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that actual future results could differ materially from those described in the forward-looking statements as a result of a variety of factors, including those discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.” Those factors and the factors listed below could cause actual results to differ materially from those in the forward-looking statements:

•
faster than anticipated declines in the demand for storage networking and fiber channel and slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems;

•
the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions and the emergence of new or stronger competitors as a result of consolidation movements in the market;

•
our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers or the failure of our OEM customers to successfully incorporate our products into their systems;

•	our reliance on a limited number of third-party suppliers and subcontractors for components and assembly, many of which are located outside of the United States;

•
the effect on our margins of rapid migration of technology and product substitution by customers, including transitions from application specific integrated circuit (ASIC) solutions to boards for selected applications and higher-end to lower-end products, mezzanine card products or modular Local Area Network (LAN) on Motherboard (LOMs);

•	the non-linearity and variability in the level of our revenue resulting from the variable and seasonal procurement patterns of our customers;

•	the possibility that our goodwill could become impaired in the near term which would result in a non-cash charge and could adversely affect our reported GAAP operating results;

•	any inadequacy of our intellectual property protection or our ability to obtain necessary licenses or other intellectual property rights on commercially reasonable terms;

•	our ability to attract and retain key technical personnel;

•	our ability to respond quickly to technological developments and to benefit from our research and development activities as well as government grants related thereto and delays in product development;

FY’15 Q2 Earnings Results
January 29, 2015

•
intellectual property and other litigation against us, with or without merit, that could result in substantial attorneys’ fees and costs, cause product shipment delays, loss of patent rights, monetary damages, costs associated with product or component redesigns and require us to indemnify customers or enter into royalty or licensing agreements, which may or may not be available;

•
our dependence on sales and product production outside of the United States so that our results could be affected by adverse economic, social, political and infrastructure conditions in those countries;

•
that we may fail to realize the anticipated benefits from the acquisition of Endace Limited (Endace) on a timely basis or at all which could result in an impairment of assets or be unable to complete the integration of Endace’s technology into our existing operations in a timely and efficient manner;

•	the effect of any actual or potential unsolicited offers to acquire us, proxy contests or the activities of activist investors;

•
weakness in domestic and worldwide macro-economic conditions, currency exchange rate fluctuations or potential disruptions in world credit and equity markets; terrorist activities, natural disasters, or general economic or political instability and any resulting disruption in our supply chain or customer purchasing patterns; and

•	changes in tax rates or legislation, accounting standards and other regulatory changes.

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